EXHIBIT 32.1

Certifications of the Principal Executive Officer and Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Chewy, Inc. (the “Company”) on Form 10-K for the period ended February 1, 2026, as filed with the Securities and Exchange Commission (the “Annual Report”), we, Sumit Singh, Chief Executive Officer of the Company, and Christopher S. Deppe, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

1.The Annual Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 25, 2026

/s/ Sumit Singh
Sumit Singh
Chief Executive Officer
(Principal Executive Officer)

/s/ Christopher S. Deppe
Christopher S. Deppe
Chief Financial Officer
(Principal Financial Officer)